Exhibit 99.2

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PRELIMINARY TRANSCRIPT

IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

EVENT DATE/TIME: MARCH 30, 2023 / 12:30PM GMT

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PRELIMINARY
MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

C O R P O R A T E P A R T I C I P A N T S

Alfred P. Poor Ideanomics, Inc. - CEO & Director

Anthony Sklar Ideanomics, Inc. - SVP of IR

Robin J. D. Mackie Ideanomics, Inc. - COO

Stephen Johnston Ideanomics, Inc. - CFO

C O N F E R E N C E C A L L P A R T I C I P A N T S

Andres Juan Sheppard-Slinger Cantor Fitzgerald & Co., Research Division - Research Analyst

P R E S E N T A T I O N

Operator

Greeting and welcome to the Ideanomics Fourth Quarter and Full Year 2022 Earnings Call. (Operator Instructions) As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Tony Sklar, Senior Vice President, Investor Relations. Thank you. Please go ahead.

Anthony Sklar - Ideanomics, Inc. - SVP of IR

thank you, operator, and welcome, everyone, to the Ideanomics Fourth Quarter and Full Year '22 Earnings Conference Call. Joining me today, I am pleased to have Mr. Alfred Poor, our Chief Executive Officer; Mr. Stephen Johnston, our Chief Financial Officer; Mr. Robin Mackie, Chief Operating Officer. A webcast of today's call will be archived and available in the Events and Presentations section of our corporate website for a minimum of 30 days. As a reminder, this conference call is being recorded.

During the call, we will make forward-looking statements such as dialogue regarding our revenue expectations or forecasts for the current quarter and full fiscal year '23. These statements are based on our current expectations and information available as of today and are subject to a variety of risks, uncertainties and assumptions. Actual results may differ materially as a result of various risk factors that are more fully described in our periodic filings with the SEC. As a result, we caution you on placing undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statement as a result of new information or events acceptance required by law.

In addition, other risks are more fully described in the Ideanomics public filings with the U.S. Securities and Exchange Commission, which can be viewed at www.sec.gov. Today, March 30, 2023, the company filed with the SEC Form 10-K for Q4 and full year '22. And afterwards issued a press release announcing this financial results. So participants on this call, who may not have already done so, may wish to look at those documents as we provide a summary of those results on this call.

The format for today's call will be as followed. Mr. Alf Poor will be giving our comments on today, to speak to the company's strategy, vision, including our revenue and growth, value generation and major product milestones. Mr. Stephen Johnston will speak to the company's financial performance, including our revenue, gross profit and margin, operating expenditures, cash and losses coming in on a prerecording. Robin Mackie will speak to the company's operational activities and programs made in our last earnings call. And then Mr. Alfred Poor will make the management's closing remarks, which will be followed by our Q&A.

It is now my pleasure to hand over the floor to Mr. Alfred Poor, Ideanomics' CEO.

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PRELIMINARY
MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Thank you, Tony, and thank you to everyone joining us on our earnings call today. (inaudible) for the year, but we were able to demonstrate meaningful progress across the businesses. Where there was not immediate revenue, we were able to progress product and pipeline. The products and services we offer, whether charging apparatus or vehicles, continue to be well received and provide us with confidence for the future.

Despite those challenges, our EV and charging businesses generated approximately $68 million in revenue in 2022. That is compared to approximately $40 million of revenue in 2021. Solectrac and Energica both grew significantly in 2022. Both of these businesses sell through dealer distributors, and it was pleasing to see the demand is there for our products in the agriculture and motor local markets.

U.S. Hybrid developed remarkably well in the second half of 2022, landing several key agreements and projects. And that growth in orders has continued into 2023. Outside of U.S. Hybrid, our core market of commercial fleets was slower than anticipated in 2022, so the introduction of the Inflation Reduction Act in late September finally signaled to fleet operators that the government was ready to move on supporting the commercial EV industry.

By introducing the grants and incentives that the industry has been waiting for, we anticipate the commercial EV sector will start to show that (inaudible) build our business in anticipation of. Even though the act was passed some 6 months ago in late September, the first meaningful funds are just becoming available, as applications for charging infrastructure brands were open perception earlier this month on March 14.

For some additional context here, Ideanomics has both local and federal government grant and loan applications submitted. These range from hundreds of thousands of dollars to the hundreds of millions of dollars, with the latter being something which will require a lot of focused activity to land favorably for Ideanomics. Our CFO, Stephen Johnston, will run through the financials shortly, and Robin will talk more of operations. But first, I want to share 3 examples of work we've done in 2022 to help position us to succeed as the commercial EV market begins to mature.

First, Ideanomics' direct investments into VIA Motors enabled the company to secure a $170 million order with school bus maker Pegasus. Pegasus is building electric school buses on the chassis. At Work Truck Week in March, Pegasus announced that their first 200 order units have been sold to a Texas school system. VIA also established a partnership with EAVX, which is part of JB Poindexter, to develop an electric Class 2Ib delivery ban. I saw the vehicle at Work Truck Week. The van is an ideal solution for federal fleets, which EAVX's parent company, Poindexter, has established relationships with.

Second, we acquired over 70% of Energica in March of last year. Over the last 12 months, Ideanomics has begun unleashing Energica's potential. We started by showing the world what Energica makes, higher performance electric motorcycle vehicle. We featured the Rebel and Ego Motorcycle from Energica on Jalonen's Garage, which you can see on YouTube. The SASA9 was in Jordan Tills Hollywood film Note, and introduced world leaders for the SASA9 plus during the G20 Summit in Bali this past November. These are all proof points of Energica's ability to produce exceptional products.

We celebrated each time Energica motorcycle set a record. On screen, you can see Aliado. Ali set a Guinness World Record for the longest journey on electric motorcycle during his ride to COP27. He rode more than 7,900 miles in 30 days on an SASA9 with no issues. I look forward to the passionate and educated riders smashing and getting more record this year.

Finally, we continue to increase our production and sales capacity. For example, electric now operates the largest dedicated electric tractor assembly facility in North America. On the screen, there's a picture of one of our teams (inaudible) at Solectrac's assembly facility in Windsor, California. Harish has decades of experience in the agricultural sector and the overall facility expansion in California, which increased production capacity by 300%. This strengthens our position in the fast-growing electric tractor market. Notably, we will be ready to assemble and sell Solectrac E75 tractor faster and, more recently, when it due later this year.

I thought it would be useful for investors to be reminded of some of our achievements in 2022, and towards the end of the call, I will speak further about our strategy in 2023 and beyond. For now, I will hand you over to Stephen Johnston, who will take you through our financial results.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Stephen Johnston - Ideanomics, Inc. - CFO

Thank you, Alf and thank you to everyone for joining the call. As Alf mentioned, every EV company is experiencing increased financial stress as the EV adoption runway lengthens and capital is harder to raise. The macroeconomic situation in 2022 was tough, and there are no signs of relief coming during the first half of 2023. With this in mind, let's walk through the headline numbers.

For 2022, Ideanomics reported $100.9 million in revenue, 11% lower compared to 2021. The decrease is primarily due to a significant reduction in revenue in our title and escrow business as a result of increased interest rates driving down transactional volumes in the U.S. real estate market. Gross profit for 2022 was negative $0.8 million compared to $23.2 million in 2021, primarily as a result of the significant decline in title and escrow transactional volume and the effect of unabsorbed fixed costs as the company expands production capacity to catch up with demand for EV product.

More than 2/3 of our 2022 revenue, $68.3 million, is attributed to the sale of EVs and charging-related products and services. In 2021, our EV-related businesses produced $39.9 million. This is a 71.2% increase compared to the previous year, as a result of the full year impact of acquisitions made in '21 and '22, including the increase in unit volume for those businesses.

Revenues from EV products and services is the most important indicator to track. We are consistently generating more revenue year-on-year from the sale of EVs and related products as production capacity increases on our domestic and international dealer networks continue to expand. In 2023, Ideanomics needs capital to fund our business plan and our operations. This is a situation common among our industry peers. The fact is that developing an EV value gain takes time in this capital investment. We invest today to generate profitable returns in the future.

I want to give you some perspective on our capital requirements for the next 12 months. Ideanomics estimates $90 million to fund capital expenditures and top line growth at Energica, Solectrac, U.S. Hybrid and our charging technology companies. These brands are businesses with established production capacity and sales and distribution channels. Funds will be used for new product development, enhancing brand recognition and further optimizing operations.

For VIA, we anticipate to need more than $100 million to complete production in vehicles and validation, and secure manufacturing facility in advance of commencing production operations. Based on our track record, Ideanomics leadership is confident that we will be able to secure the capital we need. The market acknowledges that our EV technology is recognized and respected. Our subsidiaries are managed by experienced industry leaders who know what they're doing. And most importantly, there is real and growing demand for our products.

This is reflected in the fact that revenue from the sales of EV and charging solutions are up year-over-year. Demand pull exists. Customers want the products we are making. In fact, demand exceeds our current production output. We need to close this gap, and that is where capital will be invested.

Back to you, Tony.

Anthony Sklar - Ideanomics, Inc. - SVP of IR

Thank you, Stephen, very much. And I'd like to take the time now to hand the floor over to Robin Mackie, Ideanomics' Chief Operating Officer, who will discuss our mobility and energy verticals in more detail.

Robin J. D. Mackie - Ideanomics, Inc. - COO

Thank you, Tony. As a reminder, my focus continues to be on execution and performance across the business. Last year, we took initial actions to preserve and grow the value of our shareholders through disciplined cost management, efficient execution and enhanced business performance, including a nearly 15% reduction in (inaudible) line in quarter 4 2022 and quarter 1 2023.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Like our industry peers who have all begun taking greater steps to reduce costs in response to market conditions, we plan to take a number of additional steps to significantly reduce costs. These steps will include divestitures, cost and headcount reductions and consolidation of some of our businesses, targeting an incremental cost reduction of 30%.

For divestitures, where there is a strategic and financial case to do so, we intend to sell or spin out businesses to reduce our operating costs and bring additional capital into the business to fund our growth. With regards to cost and headcount reductions, we will bring our cost structure in line with our ability to capitalize the business for future growth. I'll speak of one example of consolidation that has already begun, we are consolidating all our energy interest under a single touch point to the market, WAVE Charging.

WAVE Charging is all our charging solutions under one brand. By naming the company WAVE Charging, we are capitalizing on the brand recognition already developed by WAVE. As a reminder, WAVE Charging's technology includes: inductive wireless charging, DC fast charge, AC level 2 charging and our energy client platform developed in collaboration with Google Client. These charging solutions are purposely designed for modern commercial fleets. They deliver a reliable, powerful charging that fleet operators require.

WAVE Charging will work closely with our customers to analyze their operations and create a full plan to support their current and future fleet needs based on their electric vehicle type and operational duties. WAVE Charging is the preferred charging solution provider for VIA's electric work trucks. Together, WAVE Charging and VIA will offer a cost efficient, integrated EV and charging solution for VIA's customers, as well as any other EV fleet operators. The WAVE Charging and VIA teams will work closely together to engage customers collaboratively.

Some of the decisions we've made to make in the last 2 quarters, as well as the up and coming actions I discussed earlier, will be difficult, but they are all in service to put Ideanomics in a position to succeed and thrive going forward. Alf, back to you.

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Thank you, Robin. Before we open the floor to questions, I'd like to provide a time line of some key upcoming filings by Ideanomics in the next 45 days or so. I'll also address market -- the macro market conditions, and I'll share more information on Ideanomics' strategy.

In terms of the filings, on or before April 15, we will file what is referred to as a super 8-K for the VIA Motors transaction, which is a requirement for IDEX given the significance of this acquisition. This filing will contain a comprehensive outline of the VIA business, its integration into our Ideanomics and will include the audited financials for VIA Motors as well as its financial projections.

I would also like to bring to your attention that we intend to file our 2023 annual proxy early this year. And we will be asking our shareholders to vote various proposals to help support our growth objectives in 2023. Lastly, in May, we will hold our Q1 earnings call. We look forward to bringing you this information through a busy reporting season for Ideanomics in the first half of 2023.

Before moving on to macro condition strategy, I'd like to address our compliance with NASDAQ's minimum bid requirement. We continue to explore all possible pathways to meet this requirement. No definitive course of action has been set. Ultimately, we will take the necessary steps to ensure we remain an aspect to the company. And with our people, products and services we are confident we will do so.

To discuss macro conditions and strategy, as Robin and I have mentioned, the first half of 2023 is likely to be equally as challenging as the second half of 2022. Capital markets have become more challenging to navigate as a result of the Fed's interest rate hike, and the entire U.S. financial system has been experiencing unexpected second and third order effects from the recent bank figures.

We have taken decisions to bolster Ideanomics in this difficult time, and as Robin explained, we are taking further steps to put ourselves in a position to continue to strengthen the business. We are in active discussions to bring in nondilutive financing, with term sheets in hand for both nonequity-based debt at the Ideanomics and also at subsidiary levels.

With access to this vital capital, the Ideanomics leadership team has developed a road map that will position Ideanomics to generate billions in revenue by 2027, in line with the anticipated growth of the commercial EV sector. The largest market opportunity continues to be in the commercial fleet sector, and we are focusing on supporting the anticipated growth at VIA and WAVE Charging, providing an integrated EV charging solution for last and mid-mile delivery. Our view is that this will generate the best returns for our business and our shareholders.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Ideanomics will also continue to support the growth of Energica, Solectrac and U.S. Hybrid, which are mature businesses that are generating revenue right now. The heart of this strategy is unleashing the full potential of our business unit. The 3 areas of focus are: increased production, particularly local manufacturing and assembly to benefit from incentives and grants earmarked for medium America EV solutions; introducing new products and technology to meet market demand; and our ultimate objective, securing high-value commercial relationships that will deliver significant orders.

Part of Robin's increased responsibility,is to enable me to devote more time to closing meaningful customer orders and securing nondilutive financing until our equity recovers. Successful execution of our road map is the main driver for share price growth.

So what about today? I know you're concerned about our share price. So am I. I want to talk about what Ideanomics is doing about it. First, a reminder. A big reason for our share price being low is unfavorable market conditions. The entire commercial EV industry is suffering. There are no exceptions. This, to a large extent, is beyond our control. So we're focusing on the things we do directly control, which are costs, strategy and sales execution.

Ideanomics leadership team is committed to reducing cost and cash burn. Robin already mentioned this plan, to control spending further to focus our resources on revenue capture. The foundation of investments in the businesses are already there. So we can build on those investments made in 2021 and 2022 that helped us get to where we are today. Our focus is on EV sales in the markets that will generate the highest return, and that is why Ideanomics is finalizing its transition out of China. The divestiture of [Timios] is progressing and will deliver value back to the enterprise.

The biggest lever we can pull to improve the share price is more sales. If pure orders translate to future revenues and enable, investors to remain confident in their investments. As previously stated, our goal is to be personally involved in helping brand fleet orders. Through the combination of a significant verifiable order book and controlled spending fueling our growth, our fundamentals will improve and our share price will appreciate accordingly. Thank you, and I look forward to your questions.

Anthony Sklar - Ideanomics, Inc. - SVP of IR

Thank you very much, Alf. And Donna, if you wouldn't mind reminding folks on the call how they can indicate their ability for Q&A. (inaudible). Go ahead.

Q U E S T I O N S A N D A N S W E R S

Operator

(Operator Instructions) The first question today is coming from Andres Sheppard of Cantor Fitzgerald.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

I want to maybe start off with the acquisition of VIA. I'm wondering if you can maybe give us some details on how that is progressing since the acquisition was closed in January and kind of what are some key things we can look at there to see -- to monitor how it's progressing?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Robin, I think you may be best placed to fill that call or that question, sorry.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Robin J. D. Mackie - Ideanomics, Inc. - COO

Thank you for the question. Since the acquisition, obviously, the focus has been on developing sales, as Alf has mentioned. But we're also very focused on the development of the technology. And our next big milestone is what is referred to as the development of the alpha and beta models, which will showcase not only the current skateboard technology, but also the unique body in white that the business has been developing over the coming months.

We should also, on the back of that, start preparing for the manufacturing facility. We are already well advanced in carrying out a search for that and have a number of locations that we're considering currently. There's a number of strategic questions that need to be answered around the facility, but those are in progress at this time.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

Got it. That's very helpful. Maybe moving on to revenue and gross profit. They were both slightly down relative to last year. You mentioned in your prepared remarks, mostly, I think, driven by the higher interest rates and the decline in the escrow transactional volume. Wondering if maybe you can give us a little more details there as to what else might have led to the decreases here, again, in revenue and gross profit? And what is the strategy? Or what might we expect for 2023?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Yes. Thanks, Andres. So you'll expect to see revenue growth from the company this year. I think it's really important to understand a couple of things. As I mentioned at the beginning, our revenues on the EV side jumped significantly from 2021. You can expect that to happen again in 2023 over 2022. There are really 2 factors that tell the year-over-year difference. One is the decline in the Timios business because it's very interest rate driven, and second one is our transitioning out of China. So both of those businesses contributed significant revenue in the latter half of 2021.

So when you look back year-over-year for the fourth quarter 2022 over 2021, you just decrease those dramatically and you don't see revenue growth easily, which happened in Solectrac, Energica and U.S. Hybrid primarily. So those 3 businesses filled the gap, so to speak, but the drop-off in the Timios business, which is very interest rate sensitive and also the reduction in business as we wind down China operations, the reason for that year-over-year difference.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

Got it. That's very insightful. I appreciate that context. Maybe moving on to capital needs, right? So you've mentioned today, you -- it looks like you need to raise more than $100 million for VIA plus the $90 million for the other businesses within the mobility side. With $21 million in cash as of Q4, how present is this capital raise? Is this something you're aiming to do in Q1 2023? Is the expectation -- the goal to raise the $190 million all by next quarter or throughout the year? Just maybe if you can give us a little more context there, that would be helpful.

Robin J. D. Mackie - Ideanomics, Inc. - COO

Yes. This is a really important question, Andres, so I want all the investors to listen to the answer to very clearly. Ideanomics has tremendous interest for inbound investment. We have literally half a dozen or more term sheets on the equity side. But obviously, we can't really pursue those to raise any meaningful money while our share price is at the level that it is today. So there are 2 other nondilutive areas that I want to speak about, and this is important to understand.

The first is we have multiple term sheets on the table for a non-dilutive debt financing. This is not convertible debt. This is a fix loan. It will be secured against the IP, the assets of the business, which currently, ironically, are far in excess of the market cap of the company. So a debt-based loan will be able to service a lot of that growth. And we can take in the debt based loan, both at the Ideanomics corporate level, but there's also an opportunity for some of our high-growth businesses in Energica to potentially take their growth capital in this debt as well. So these would be very appealing to us.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

The market conditions are difficult. They're not without cost, these types of facilities, so we're doing our best to negotiate the term sheet as favorably as we can for the business. So these are 2 very near-term opportunities that we're going to take advantage of which will bring in significant capital. The term sheets total more than $100 million. Somewhere in the $125 million range.

But the secondary part of it, which is also nondilutive, is the access to the government grants and incentives. We have some significant applications in. We're progressing very well. We're [finalizing] the number of applications, and we expect to get the backfill of the capital we need from the grants and incentives. But we do need to hit the equity capital markets, so it will just be typically the short-term financing, like we've seen us do recently. But we're very confident in our ability to land the loans. We're very confident in our ability to get access to the government grants incentive.

And as you know, Andres, and I think it's lost on a lot of the investor community, those incentives are really the key to unlocking the commercial EV. The fleet operators just haven't been buying until they know what the government would provide. So as the government grants and incentives come online, we can start to capture more revenue, but we can also use that as a diluted financing. So those 2 things there, we believe, are the kind of linchpin for our capital needs in 2023.

We're very close on the loan, and the government stuff is obviously takes a little bit more time. And there's multiple applications there, so they'll start to hit at different points throughout the year. But between those 2 things, we're confident we can capture the capital we need grow the businesses.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

Got it. And so in terms of the time line, is it something you're looking to bring to fruition in the first half of this year, in the first quarter, second quarter? Any sense on kind of the timing that, that might take place in?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

We're in final negotiations on the debt deals. That's the best way I can say it this time without prejudicing anything. The term sheets are well developed. There are many rounds of negotiations. So we'll be looking to close those out in short order. And the faster we bring the money in, as I'm sure you probably appreciate, the faster we can put it to work. So there's a sense of urgency on our side, but we have to get the right deals done for the corporation as well as just capturing the money.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

Got it. And maybe my last one, if I could. In terms of how to unlock value here for the stock, particularly given the levels you trade, and as you've alluded to, obviously, raising sales would help with that. But I'm wondering what other strategies have you? And are you considering to try to, again, maybe unlock some value and raise the stock price other than increasing sales throughout the year?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

I think there's a number of things that can help us do this, Andres, and one of them, as you know, is partnering and securing orders from flagship customers. When you secure a deal -- the market has an imperfect view of the commercial EV industry. So when somebody like VIA partners with the Pegasus or partners with a Poindexter, the market doesn't really understand because it's not a big Fortune 500 name that they know because these are private companies.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

But as you know, these are very, very important companies to the commercial EV sector. Poindexter is the maker of the current U.S. Postal Service trucks that you see in your neighborhood and you also make the iconic brown UPS vans. So they're a major player that does billions of dollars worth of revenue a year, and partnership with them is very valuable to an organization like VIA Motors. So what we're starting to do is begin to unlock those relationships and those orders with those flagship names. I think that's one way we can do this. And I'm sure we partner with the right folks that can license our technologies.

One of the unique things that Ideanomics stands, whether it's an Energica, VIA, whoever it may be, not only do we sell direct to market but we also sell through partners. We've got a number of interesting relationships that are close to being announced, that will show people the prowess of our technology. Because the kind of names that are aligning with the skateboard technology at VIA Motor and the power and drivetrain and VCU that we've got at an edge that we're calling an edge core inside, there's significant market players have stood up and taken notice of that tech prowess, for one of a better term, and I think those will help people as well.

And naturally, there's going to be some selection process take place, I think, and 2023 is going to be the inflection point. We're at the toughest point for the commercial EV sector and companies like Ideanomics growth companies and the DPAC companies as well, that natural order selection is going to take place this year. And I think that's going to help crystallize for the shareholders, okay, who are going to be the winners and who are going to be the losers.

And as you know, Andres, the technology is going to be really important. A lot of folks out there are selling a unique body design, but the technology is everybody else's. Ideanomics is different in that way. We own the tech. We own the core. Differentiated reason that our products are superior. And I think as we start to do these partnerships, unlock these brand name sales, start showing you increase in revenue, at the same time, this natural selection process is going to play out, and then there's going to be less people in the EV landscape, and I think that's when shareholders start to flock into a stock like Ideanomics.

Andres Juan Sheppard-Slinger - Cantor Fitzgerald & Co., Research Division - Research Analyst

Congrats on the quarter. I'll pass it on.

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

(inaudible). Thanks a lot.

Operator

The next question is coming from Dorian Nunes of Omni Research.

Unidentified Analyst

Can you hear me?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Dorian, nice to speak to you.

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MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

Unidentified Analyst

Okay. Good. I'd like to focus on your statement about divestitures. What's the status? How many of these are there? What's the timing? And what you think the economic impact will be?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

Well, certainly, on the FinTech side of the business, this is an old story. Dorian we've spoken about a few times. So we've been running a process since the fall since the early fall around September for the divestiture of Timios. That process usually we would have expected to have wrapped up by the end of the year. But given the interest rate environment, people are taking a little bit more time. But there's certainly good external interest from multiple parties. We expect that business to be either spin out or spun out or sold very quickly.

And we're getting some interest in some of our other businesses as well. So some of our EV businesses. And our core is obviously going to be the commercial EV sector. So if the right deal can be done, some of the businesses that sell through dealer distributors, like an Energica and graduate out of Ideanomics as well. That was always the plan with Energica. We only own 72% of the company, the other 28% was rolled by the management. And they kind of teamed up with Ideanomics in order to help them get to the next level of progress for both product and production so they can increase their revenues. And eventually, Ideanomics was to return that value for shareholders.

I don't know if the market conditions are quite ready for an edge. but certainly those are the types of things we're looking at. And Robin's talking about a really robust kind of overview of the different parts of the businesses and how we can fold things in for cost controls, like you've seen with our charging assets. So divestiture will be an important part of it, but only when the terms are right for the company, we can return that shareholder value.

Unidentified Analyst

And if I could just follow up. Do you have a sense of timing? At you looking at second half of the year? Similar to the earlier question, are you looking at executing the second half of the year? Or are you looking at executing this next year?

Alfred P. Poor - Ideanomics, Inc. - CEO & Director

I'd expect the fintech assets to be done in the first half of this year. The -- if it's only of the EV side, obviously, we're looking to get high value because, like I just said to the analyst from Cantor, Andres, we have differentiated product and technology that's meaningful for the industry. So those assets shouldn't go out on the cheap just because the market conditions are not right. So whether it's some of the EV assets, it will really depend on how quickly the market recovers. And our performance to some extent, is to make sure we recover the stock price within the general industry downturn.

Anthony Sklar - Ideanomics, Inc. - SVP of IR

Thank you very much, everybody, for joining this call. We thank you very much for your questions, and we do understand that if you continue to have any questions, please don't hesitate to e-mail them into the Louis ir@ideanomics.com. As I said, this is all the time that we have for today, and this will conclude the Ideanomics investors earnings call. We encourage our community to continue to reach out to us, and we can answer any questions that you may have individual individually. You can send your questions into ir@ideanomics.com.

I would like to thank our listeners, shareholders, analysts and those who have taken the time to listen to our earnings call, we refer to our latest SEC filings for any information that you need. This call will be available from our website in the Investor Relations section, and you will find the link there. To be alerted to news, events and other information in a timely management, we recommend you following us on our social media channels, sign up for our newsletter and explore our website at www.ideanomics.com.

Thank you, everyone, for participating and listening on the call today.

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PRELIMINARY
MARCH 30, 2023 / 12:30PM, IDEX.OQ - Q4 2022 Ideanomics Inc Earnings Call

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